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Exhibit 21

Principal Subsidiaries of Hewlett-Packard Company

        The registrant's principal subsidiaries and affiliates as of October 31, 2014 are included in the list below.

ANGOLA

—Hewlett-Packard Angola, Ltda.

ARGENTINA

—Hewlett-Packard Argentina S.R.L.

AUSTRALIA

—Hewlett-Packard Australia Pty. Ltd.

—HP Enterprise Services Australia Pty Ltd

—HP Financial Services (Australia) Pty Limited

AUSTRIA

—Hewlett-Packard Gesellschaft mbH

BELGIUM

—Hewlett-Packard Belgium SPRL/BVBA

—Hewlett-Packard Coordination Center SVBA/SCRL

BERMUDA

—High Tech Services Insurance, Ltd.

BOTSWANA

—HP Botswana (Proprietary) Limited

BRAZIL

—Hewlett-Packard Brasil Ltda.

—HP Financial Services Arrendamento Mercantil S.A.

BULGARIA

—Hewlett-Packard Bulgaria EOOD

CANADA

—Hewlett-Packard (Canada) Co.

—Hewlett-Packard Financial Services Canada Company

CAYMAN ISLANDS

—Compaq Cayman Holdings Company

—Compaq Cayman Islands Vision Company

—Hewlett-Packard G1 SPV (Cayman) Company

CHILE

—Hewlett-Packard Chile Comercial Limitada

—HP Financial Services (Chile) Limitada

CHINA

—China Hewlett-Packard Co., Ltd.

—Hangzhou H3C Technologies Co., Ltd

—Hewlett-Packard (Chongqing) Co., Ltd

—Hewlett-Packard Technology (Shanghai) Co. Ltd.

—Hewlett-Packard Trading (Shanghai) Co. Ltd.

—Shanghai Hewlett-Packard Co. Ltd.

COLOMBIA

—Hewlett Packard Colombia Ltda.

COSTA RICA

—Hewlett-Packard Costa Rica, Limitada

CROATIA

—Hewlett-Packard d.o.o.

CYPRUS

—Hewlett-Packard Cyprus Ltd

CZECH REPUBLIC

—Hewlett-Packard s.r.o.

DENMARK

—Hewlett-Packard ApS

ECUADOR

—Hewlett-Packard Ecuador Cia Ltda.

EGYPT

—Hewlett-Packard Egypt Ltd.

FINLAND

—Hewlett-Packard OY

FRANCE

—Hewlett-Packard France SAS

GERMANY

—Hewlett-Packard GmbH

GHANA

—Hewlett-Packard Ghana Limited

GREECE

—Hewlett-Packard Hellas EPE

GUATEMALA

—Hewlett-Packard Guatemala, Limitada

HONG KONG

—Hewlett-Packard HK SAR Ltd.

HUNGARY

—Hewlett-Packard Magyarország Kft.

INDIA

—Hewlett-Packard Globalsoft Private Limited

—Hewlett-Packard India Sales Private Limited

—MphasiS Limited

INDONESIA

—PT. Hewlett-Packard Indonesia

IRELAND

—Hewlett-Packard International Bank Public Limited Company

—Hewlett-Packard Ireland Limited

—Hewlett-Packard (Manufacturing) Ltd.

ISRAEL

—Hewlett-Packard (Israel) Ltd.

ITALY

—Hewlett-Packard Italiana S.r.l.

JAPAN

—Hewlett-Packard Japan Ltd.

—HP Financial Services (Japan) K.K.

KOREA, REPUBLIC OF

—Hewlett-Packard Korea Ltd.

—HP Financial Services Company (Korea)

LATVIA

—Hewlett-Packard SIA

LITHUANIA

—UAB Hewlett-Packard

LUXEMBOURG

—Hewlett-Packard Luxembourg S.C.A.

MACAU

—Hewlett-Packard Macau Limited

MALAYSIA

—Hewlett-Packard (M) Sdn. Bhd.

MEXICO

—Hewlett-Packard Mexico S. de R.L. de C.V.

—Hewlett-Packard Operations Mexico, S. de R.L. de C.V.

MOROCCO

—Hewlett-Packard SARL

—HP-CDG IT Services Morocco

MOZAMBIQUE

—Hewlett-Packard Moçambique, Limitada

NETHERLANDS

—Compaq Trademark B.V.

—Hewlett-Packard Caribe B.V.

—Hewlett-Packard Europe B.V.

—Hewlett-Packard Europa Holding B.V.

—Hewlett-Packard Indigo B.V.

—Hewlett-Packard Nederland B.V.

—Hewlett-Packard Vision B.V.

NEW ZEALAND

—Hewlett-Packard New Zealand

NIGERIA

—Hewlett-Packard (Nigeria) Limited

NORWAY

—Hewlett-Packard Norge AS

PERU

—Hewlett-Packard Peru S.R.L.

PHILIPPINES

—Hewlett-Packard Philippines Corporation

POLAND

—Hewlett-Packard Polska Sp. z o.o.

PORTUGAL

—Hewlett-Packard Portugal Lda.

PUERTO RICO

—Hewlett-Packard Technology Center, Inc.

ROMANIA

—Hewlett-Packard (Romania) SRL

RUSSIA

—ZAO Hewlett-Packard A.O.

SERBIA

—Hewlett-Packard d.o.o. Beograd

SINGAPORE

—Hewlett-Packard Asia Pacific Pte. Ltd.

—Hewlett-Packard International Pte Ltd

—Hewlett-Packard Singapore (Private) Limited

—Hewlett-Packard Singapore (Sales) Pte. Ltd.

SLOVAKIA

—Hewlett-Packard Slovakia s.r.o.

SLOVENIA

—Hewlett-Packard d.o.o., druzba za tehnoloske resitve

SOUTH AFRICA

—Hewlett-Packard South Africa (Proprietary) Limited

SPAIN

—Hewlett-Packard Española S.L.

SWEDEN

—Hewlett-Packard Sverige AB

SWITZERLAND

—Hewlett-Packard International Sàrl

—Hewlett-Packard (Schweiz) GmbH

TAIWAN

—Hewlett-Packard Taiwan Ltd.

TANZANIA

—Hewlett-Packard (Tanzania) Limited

THAILAND

—Hewlett-Packard (Thailand) Limited

TURKEY

—Hewlett-Packard Teknoloji Çözümleri Limited Sirketi

UGANDA

—Hewlett Packard Uganda Limited

UNITED ARAB EMIRATES

—Hewlett-Packard Middle East FZ-LLC

UNITED KINGDOM

—Hewlett-Packard Limited

—Hewlett-Packard Manufacturing Ltd

—HP Enterprise Services UK Ltd

UNITED STATES

—3Com International, Inc.

—3Par Inc.

—ArcSight, LLC

—Compaq Computer (Delaware), LLC

—Computer Insurance Company

—Compaq Latin America Corporation

—EDS Global Contracts, LLC

—EDS World Corporation (Far East) LLC

—EDS World Corporation (Netherlands) LLC

—EYP Mission Critical Facilities, Inc.

—Hewlett-Packard Administrative Services LLC

—Hewlett-Packard Asia Pacific Services Corporation

—Hewlett-Packard Bermuda Enterprises, LLC

—Hewlett-Packard Brazil Holdings, LLC

—Hewlett-Packard Development Company, L.P.

—Hewlett-Packard Financial Services Company

—Hewlett-Packard Inter-Americas

—Hewlett-Packard Luxembourg Enterprises, LLC

—Hewlett-Packard Products CV 1, LLC

—Hewlett-Packard Products CV 2, LLC

—Hewlett-Packard Software, LLC

—Hewlett-Packard State & Local Enterprise Services, Inc.

—Hewlett-Packard World Services Corporation

—Hewlett-Packard World Trade, LLC

—HP Enterprise Services, LLC

—HP Financial Services International Holdings Company

—HPFS Global Holdings I, LLC

—HPFS Global Holdings II, LLC

—Indigo America, Inc.

—MphasiS Corporation

—NHIC, Corp.

—Palm, Inc.

—SafeGuard Services LLC

—Shoreline Investment Management Company

—Tall Tree Insurance Company

—TippingPoint Holdings, Inc.

—TippingPoint Technologies, Inc.

—Vertica Systems, Inc.

—Wendover Financial Services Corporation

—WTAF, LLC

VENEZUELA

—Hewlett-Packard Venezuela, S.R.L.

VIETNAM

—Hewlett-Packard Vietnam Ltd.

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  Exhibit 21
Principal Subsidiaries of Hewlett-Packard Company